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                                                                    EXHIBIT 23.4

We hereby consent to the use in this Joint Proxy Statement/Prospectus on Form S-4 of Marvell Technology Group Ltd. of our report dated March 3, 2000 except for Note 11, which is as of June 17, 2000 relating to the financial statements of Marvell Technology Ltd., which appear in such Joint Proxy Statement/Prospectus. We also consent to the references to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

/s/ PricewaterhouseCoopers LLP

San Jose, California
November 15, 2000